UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST REPORTED EVENT: April 28, 2009

CHINA NATURAL GAS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-31539	98-0231607
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification Number)
of incorporation)

19th Floor, Building B, Van Metropolis
Tang Yan Road, Hi-Tech Zone
Xian,710065, Shaanxi Province
China
(Address of principal executive offices)

86-29-88323325
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.01 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 28, 2009, the Board of Directors of the Company appointed Veronica Jing Chen as Chief Financial Officer and Director of the Company, effective May 1, 2009.

Ms. Chen is a seasoned executive with more than 20 years of experience in accounting, finance, and general management.  Prior to joining China Natural Gas, she served as the Chief Financial Officer China for Valve Technology Co., Ltd (OTCBB:CVVT) from October 2008 to January 2009, and Origin Agritech, Inc. (NASDAQ:SEED) from December 2007 to September 2008.  From December 2006 to November 2007, Ms. was the Senior Director of Finance at iKang Healthcare, Inc. and from August 2001 to November 2006, the Director of Finance of eLong, Inc. (NASDAQ:LONG). She has also served as the Finance Manager of the North China Region for the Beijing Representative Office of Eli Lilly Asia, Inc. from September 2000 to July 2001.

Ms. Chen received her Ph.D. in Business Administration from Victoria University, Neuchâtel, Switzerland, and MBA from City University, Seattle, Washington.

Ms. Chen will receive an annual base salary of RMB 650,000 (approximately US$95,600) and equity compensation in an amount to be determined by the Board of Directors of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA NATURAL GAS, INC.

Date: April 30, 2009	By:	/s/ Qinan Ji
Qinan Ji
Chief Executive Officer